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                                                                EX-99.B(d)(2)(i)


                                   APPENDIX I


      Sub-advisory fees shall be paid monthly on the first business day of each month, at the annual rates specified below of each Fund's average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Prospectus for determining net asset value per share) during the preceding month.

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               Fund                        Investment Advisory Fee

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Outlook Today Fund                         0.25% up to $100 million
                                           0.20% $100 - $200 million
                                           0.15% **$200 million

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Outlook 2010 Fund                          0.25% up to $100 million
                                           0.20% $100 - $200 million
                                           0.15% **$200 million

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Outlook 2020 Fund                          0.25% up to $100 million
                                           0.20% $100 - $200 million
                                           0.15% **$200 million

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Outlook 2030 Fund                          0.25% up to $100 million
                                           0.20% $100 - $200 million
                                           0.15% **$200 million

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Outlook 2040 Fund                          0.25% up to $100 million
                                           0.20% $100 - $200 million
                                           0.15% **$200 million

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** denotes greater than

Approved by Board of Trustees: October 24, 2000 as amended March 1, 2001, May 8, 2001 and November 6, 2001.

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         The Funds listed in this Appendix I were last approved by the parties to this Agreement as of April 15, 2002.


                                        WELLS FARGO FUNDS TRUST


                                        By: /s/ C. David Messman
                                            ------------------------------------
                                                C. David Messman
                                                Vice President


                                        WELLS FARGO FUNDS MANAGEMENT, LLC


                                        By: /s/ Andrew Owen
                                            ------------------------------------
                                                Andrew Owen
                                                Vice President


                                        BARCLAYS GLOBAL FUND ADVISORS


                                        By: /s/ Daniel J. Doty
                                            ------------------------------------
                                                Name: Daniel J. Doty
                                                Title: Principal


                                        By: /s/ Michael Latham
                                            ------------------------------------
                                                Name: Michael Latham
                                                Title: Managing Director